                                                                   EXHIBIT 10.21


                                LICENSE AGREEMENT

 This Agreement is made and entered into between President and Fellows of Harvard College (hereinafter HARVARD) having offices at the Office for Technology and Trademark Licensing, 124 Mt. Auburn Street, Suite 410 South, Cambridge, MA 02138 and Virus Research Institute (hereinafter LICENSEE), a corporation of Massachusetts, having offices at 61 Moulton Street, Cambridge, MA 02139.

 Whereas HARVARD is the owner by assignment of the entire right, title and interest in a patent application [*] in the foreign patent applications corresponding, thereto, and in the inventions described and claimed therein and any patents issuing thereon:

 Whereas HARVARD is committed to a policy that ideas or creative works produced at HARVARD should be used for the greatest possible public benefit; and

 Whereas HARVARD accordingly believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest; and

 Whereas LICENSEE is desirous of obtaining, an exclusive worldwide license in order to practice the above-referenced invention covered by PATENT RIGHTS in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith; and

 Whereas HARVARD is desirous of granting a license to LICENSEE in accordance with the terms of this Agreement.

 Now therefore, in consideration of the foregoing premises, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 PATENT RIGHTS shall mean any and all patents or patent applications attached hereto in Appendix A, the inventions described and claimed therein, and any divisions, continuations, continuations-in-part directed to subject matter specifically described in the applications and patents listed in Appendix A, patents issuing thereon, foreign counterparts thereof or reissues or reexaminations thereof, which will


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

         be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix A and made a part thereof.

1.2 LICENSED PRODUCTS shall mean products which in the country where sold or manufactured are covered by (i) an issued, unexpired claim contained in PATENT RIGHTS which has not been declared invalid or unenforceable by a court of competent jurisdiction or administrative agency or (ii) a claim of a pending patent application of PATENT RIGHTS which application has been pending for a period of no more than five years including the pendency of any parent application in which the claim is supported. The period of pendency of a United States provisional application shall not be considered in determining such five (5) year period.

1.3 LICENSED PROCESSES shall mean processes which in the country where used are covered by (i) an issued, unexpired claim contained in PATENT RIGHTS which has not been declared invalid or unenforceable by a court of competent JURISDICTION OR administrative agency or (ii) a claim of a pending patent application of PATENT RIGHTS which application has been pending for a period of no more THAN FIVE YEARS including the pendency of any parent application in which the claim is supported. The period of pendency of a United States provisional application shall not be CONSIDERED IN determining such five (5) year period.

1.4 NET SALES means the total received by LICENSEE from sale of LICENSED PRODUCTS less transportation charges and insurance, sales taxes, use TAXES, EXCISE taxes, value added taxes, customs duties or other imports, to the extent itemized on invoice, normal and customary quantity and cash discounts (to THE EXTENT ALLOWED), allowances and credits on account of rejection or return of LICENSED PRODUCTS and rebates including but not limited to those REQUIRED BY A GOVERNMENT OR AGENCY THEREOF. In the event that a LICENSED PRODUCT includes, a component which has therapeutic and/or prophylactic activity ("Active Component(s)") covered by a PATENT RIGHT (Patented Component(s)) and Active Components not covered by a PATENT RIGHT (Unpatented Component(s)) (such PRODUCT being a Combined Product), then NET SALES shall be the amount which is normally received by LICENSEE FROM A SALE OF THE PATENTED Component(s) when sold separately in an arm's length transaction with an unaffiliated third party. If the Patented Component(s) are not sold SEPARATELY, THEN NET SALES upon which royalty is paid shall be the NET SALES of the Combined Produce multiplied by a fraction, the numerator of which is the cost for producing the Patented Components and the denominator of which is the cost for PRODUCING THE COMBINED Product.

1.5 AFFILIATES shall mean any company, corporation, or business (i) in which LICENSEE directly or indirectly owns or controls at least fifty percent (50%) of the VOTING STOCK, or (ii) which directly or indirectly owns or controls at least fifty percent (50%) of the voting stock of LICENSEE or (iii) the majority ownership of which is DIRECTLY or indirectly under common control with LICENSEE.


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1.6      BIOLOGICAL MATERIAL shall mean the materials supplied by HARVARD
         (identified in Appendix B).

1.7 TECHNOLOGY shall mean any and all information or PATENT RIGHTS, or BIOLOGICAL MATERIAL supplied by HARVARD to LICENSEE.

1.8 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party licensed by LICENSEE to make, have made, use or sell any product or use any process under PATENT RIGHTS.

1.9 NON-ROYALTY SUBLICENSE INCOME shall mean sublicense issue fees, sublicense maintenance fees, sublicense milestone payments other than those listed in Article 3.6, and similar lump-sum royalty payments made by SUBLICENSEES to LICENSEE on account of sublicenses pursuant to this Agreement but excluding any payments by SUBLICENSEES constituting
         (i) bona fide product research and development expenses and (ii) loans.

1.10 IMPROVEMENT INVENTIONS shall mean any inventions or discoveries that ENHANCE, substitute for, or are useful with the products, procedures or processes described in PATENT RIGHTS (and which are not included in PATENT RIGHTS) to the extent they are (i) dominated by any claims of a pending and/or issued patent or patent application which is then included in the PATENT RIGHTS, and HARVARD'S OWNERSHIP INTEREST in any United States or foreign patents and patent application thereon, and
         (ii) made (i.e., conceived and reduced to practice) by Dr. John Collier and/or Michael Starnbach solely or jointly with others directly supervised in their laboratories at Harvard Medical School.


                                   ARTICLE II

                                      GRANT

2.1 For the term of this Agreement, HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, a worldwide license under PATENT RIGHTS and a worldwide license to use the BIOLOGICAL MATERIAL, to make and have made, to use and have used, to sell and have sold the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES. SUCH LICENSE shall include the right to grant sublicenses. HARVARD agrees it will not grant licenses to others except as required or as permitted in paragraph 2.2 (b). To the extent required by an agreement with a government agency that funded research which LED TO PATENT RIGHTS, LICENSEE agrees during the period of exclusivity of this license in the United States that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States.


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

2.2 The granting and acceptance of this license is subject to the following conditions:

         (a) HARVARD's "Statement of Policy in Regard to Inventions, Patents and Copyrights" dated March 17, 1986, Public Law 96-517, Public Law 98-620. Any right granted in this Agreement greater than that permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of that statute.

         (b) HARVARD's right to make and to use and to grant non-exclusive licenses to make and to use, for academic research purposes only and not for any commercial purpose, the subject matter described and claimed in PATENT RIGHTS, or the BIOLOGICAL MATERIAL.

2.3 HARVARD hereby grants to LICENSEE the right to extend the licenses granted or to be granted in paragraph 2.1 to an AFFILIATE subject to the terms and conditions hereof.

2.4 All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall remain and shall in no way be affected by this Agreement.

2.5 LICENSEE has provided HARVARD with a development plan for developing and obtaining regulatory approval of the LICENSED PRODUCT selected BY LICENSEE, which development plan includes milestones.

         LICENSEE shall exert reasonable efforts under THE CIRCUMSTANCES TO ACHIEVE SUCH milestones. In the event LICENSEE subsequently indicates in writing to HARVARD that such milestones cannot be met or fails to meet such milestones, LICENSEE shall promptly notify HARVARD, and LICENSEE and HARVARD shall promptly ENTER INTO good faith negotiations to reconsider such milestones. In the event that the parties cannot agree to the milestones within sixty (60) days after beginning good FAITH NEGOTIATIONS, THE matter shall be submitted to arbitration to determine the milestones and the time period therefor which should be met pursuant to this Section. THE ARBITRATOR IN SETTING AND determining milestones shall consider the state of technology; the efforts exerted by LICENSEE, the business circumstances of LICENSEE and the public INTEREST OBJECTIVES to HARVARD'S licensing program; and technical and regulatory problems. Thereafter, LICENSEE shall exert reasonable efforts to achieve such milestones.

         In the event that LICENSEE cannot meet the milestones set by arbitration because of technological or regulatory problems, HARVARD shall not unreasonably deny an extension of time to meet the milestones, upon a showing by LICENSEE that it has made good faith reasonable efforts to meet the milestones.

         If LICENSEE (i) fails to meet the milestones established by agreement of the parties and (ii) fails to obtain extensions of such milestones established by arbitration and (iii)


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

         LICENSEE has not exerted good faith reasonable efforts to meet such milestones, as its sole and exclusive remedy HARVARD shall have the right to terminate or convert the licenses to non exclusive licenses by providing to LICENSEE sixty (60) days prior written notice.

         LICENSEE shall ensure that for any PRODUCT being developed or commercialized by a SUBLICENSEE, such SUBLICENSEE shall assume the obligations imposed on LICENSEE under this paragraph.

         The efforts of an AFFILIATE, SUBLICENSEE or collaborator of LICENSEE shall be considered as efforts of LICENSEE.

2.6 The above licenses to sell any LICENSED PRODUCT include the right of LICENSEE, its AFFILIATES, and SUBLICENSEES to grant to the purchaser thereof the right to use or resell such purchased LICENSED PRODUCT without payment of a further royalty.

2.7 HARVARD hereby grants to LICENSEE an exclusive option to negotiate an exclusive license to IMPROVEMENT INVENTIONS. It is the intent of the parties that such license shall be under substantially the same terms and conditions as this LICENSE AND THAT LICENSEE shall only be required to pay one royalty for each LICENSED PRODUCT. HARVARD shall notify LICENSEE promptly, in writing, of any IMPROVEMENT INVENTION, and LICENSEE shall notify HARVARD, in writing, within thirty (30) days after receipt of the written notification from HARVARD as to whether or not LICENSEE is exercising the option. If the option is not exercised within such thirty (30) day period, LICENSEE shall no longer have ANY RIGHTS TO THE IMPROVEMENT INVENTION as to which notice was received. If the option is exercised, the parties shall negotiate a license in accordance with this PARAGRAPH 2.7, in good faith, and if an agreement is not reached within six (6) months thereafter, the rights granted under this paragraph 2.7 with respect to SUCH IMPROVEMENT INVENTION shall terminate. If during such thirty (30) days or six month period, HARVARD desires to file a patent application with respect TO THE IMPROVEMENT INVENTION, LICENSEE shall bear the cost of filing thereof if LICENSEE still desires a license thereunder, provided that the filing of such patent APPLICATION IS NECESSITATED BY A BAR DATE or the parties have reached final agreement as to the financial terms of the license or LICENSEE has requested such filing.


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

                                                         CONFIDENTIAL TREATMENT


                                   ARTICLE III

                                    ROYALTIES

3.1      LICENSEE shall pay to HARVARD a non-refundable license fee as follows:
         [*]

3.2 (a) LICENSEE shall pay HARVARD, during the term of the license granted in Section 2.1, (i) a running royalty of [*], and (ii) [*] of running royalties [*] received by LICENSEE or its AFFILIATES from a SUBLICENSEE for LICENSED PRODUCTS sold by a SUBLICENSEE.

         (b) In the event that a sublicense agreement does not require a SUBLICENSEE to pay running royalties, LICENSEE shall pay HARVARD [*].

3.3 Beginning in calendar year 2005 and each calendar year thereafter, HARVARD shall have the right to terminate or render non-exclusive this license IN THE EVENT that LICENSEE does not pay to HARVARD at least [*] in ROYALTIES.

         In the event that actual royalties are not at least equal to the above amounts for a specified calendar year, LICENSEE shall have the right to pay any DIFFERENCE BETWEEN such minimum amounts and the actual royalties paid in satisfaction of its obligations under this Agreement, which shall be due and payable within sixty (60) days of the end of the applicable calendar year.

3.4 In the event that LICENSEE is required to pay royalties to one or more third parties under patents other than PATENT RIGHTS COVERING LICENSED PRODUCTS OR LICENSED PROCESSES, LICENSEE shall be entitled to a credit against royalties due HARVARD in an amount equal to [*].

3.5 LICENSEE shall pay HARVARD the following amounts within sixty (60) DAYS AFTER THE following milestone is achieved by LICENSEE or its SUBLICENSEE for each LICENSED PRODUCT:

         (i)      [*]


         (ii)     [*]





/*/ Confidential material omitted and filed separately with the Securities and Exchange Commission.



                                       6

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                                                         CONFIDENTIAL TREATMENT


         (iii) [*]

3.6 Only one royalty shall be due and payable for a LICENSED PRODUCT and use thereof irrespective of the number of patents included within PATENT RIGHTS which are applicable to such LICENSED PRODUCT and use.

3.7 Unless this agreement is earlier terminated, the initial payment under paragraph 3.1 and the payments due under paragraph 6.1 shall be due and payable on the earlier of (i) six (6) months after the effective date of this agreement or (ii) the date on which LICENSEE is granted a license under U.S. Patent No. [*] by the UNITED STATES Government.



                                   ARTICLE IV

                                    REPORTING

4.1 LICENSEE shall provide written annual reports within sixty (60) days after JUNE 30 of each calendar year which shall include but not be limited to: reports of PROGRESS on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months.

4.2 LICENSEE shall report to HARVARD the date of first sale of LICENSED PRODUCTS in each country within thirty (30) days of occurrence.

4.3 Commencing with the calendar year half in which NET SALES first occur, LICENSEE agrees to submit to HARVARD within sixty (60) days after the calendar half years ending June 30 and December 31, reports setting forth for the preceding six (6) month period the amount of the LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and SUBLICENSEES in each country, the NET SALES thereof, and the amount of royalty due thereon and with each such report pay the amount of royalty due. Such report shall be certified as correct by an officer of LICENSEE and SHALL INCLUDE a detailed listing of all deductions from NET SALES, or from royalties as specified herein. Such report shall also specify which PATENT RIGHTS are used in or by each LICENSED PRODUCT generating royalty income. If no royalties ARE DUE to HARVARD for any reporting period, the written report shall so state. If ROYALTIES FOR any calendar year do not equal or exceed the minimum royalties established in paragraph 3.3, LICENSEE shall include the balance of the minimum royalty with the PAYMENT for the half year ending December 31. All royalties due hereunder shall be PAYABLE in United States dollars and shall be made payable to President and Fellows of Harvard College. Conversion of foreign currency to U.S. dollars shall be made at the CONVERSION rate existing in the United States on the last business day in the reporting period as reported in the Wall Street Journal. All such reports shall be maintained in CONFIDENCE by HARVARD, except as required by law, including Public Law 96-517 and 98-620.





/*/ Confidential material omitted and filed separately with the Securities and Exchange Commission.



                                       7

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4.4      If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, LICENSEE shall give HARVARD prompt notice in writing and shall pay the royalty and other amounts due through such means or methods as are lawful in such country as HARVARD may reasonably designate. Failing the designation by HARVARD of such lawful means or methods within thirty
         (30) days after such notice is given to HARVARD, LICENSEE shall deposit such royalty payment in local currency to the credit of HARVARD in a recognized banking institution designated by HARVARD, or if none is designated by HARVARD within the thirty (30) day period described above, in a recognized banking institution selected by LICENSEE and identified in a written notice to HARVARD by LICENSEE, and such deposit shall fulfill all obligations of LICENSEE to HARVARD with respect to such royalties.

4.5 Any tax required to be withheld by LICENSEE under the laws of any FOREIGN COUNTRY for the account of HARVARD, shall be promptly paid by LICENSEE for and on behalf of HARVARD to the appropriate governmental authority, and LICENSEE shall use its best efforts to furnish HARVARD with proof of payment of such tax. Payments to HARVARD shall be net of any such payments of taxes.


                                    ARTICLE V

                                 RECORD KEEPING

5.1 LICENSEE shall keep, and shall require its AFFILIATES AND SUBLICENSEES TO KEEP accurate and correct records of LICENSED PRODUCTS made, used or sold under this Agreement, appropriate to determine the AMOUNT OF ROYALTIES DUE HEREUNDER to HARVARD. Such records shall be retained for at least three (3) years following a given reporting period. They shall be available during normal business hours FOR INSPECTION at the expense of HARVARD by HARVARD's Internal Audit Department or by a Certified Public Accountant selected by HARVARD and approved by LICENSEE for the sole purpose of verifying reports and payments hereunder. Such accountant shall not disclose to HARVARD any information other than information relating to accuracy of reports and payments made under this Agreement. In THE EVENT THAT ANY SUCH INSPECTION shows an under reporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such EXAMINATION.


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                                   ARTICLE VI

                       DOMESTIC AND FOREIGN PATENT FILING
                                 AND MAINTENANCE

6.1 LICENSEE shall reimburse HARVARD for all reasonable expenses HARVARD has incurred and shall incur for the preparation, filing, prosecution and maintenance of PATENT RIGHTS for which HARVARD has not been, and is not eligible to be reimbursed by any third party. HARVARD shall take responsibility for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS using patent counsel reasonably acceptable to LICENSEE, provided however that HARVARD shall first consult with LICENSEE as to the preparation, filing, prosecution and maintenance of such patent applications and patents and shall furnish to LICENSEE copies of documents relevant to any such preparation, filing, prosecution or maintenance.

6.2 HARVARD and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of HARVARD to execute such papers and instruments so as to enable HARVARD to apply for, to prosecute and to maintain patent applications and patents in HARVARD's name in any country. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation filing, prosecution or maintenance of any such patent applications or patents.

6.3 If LICENSEE elects not to pay the expenses OF A PATENT APPLICATION OR PATENT INCLUDED within PATENT RIGHTS in a particular country, LICENSEE shall notify HARVARD not less than sixty (60) days prior to such action and shall thereby surrender its rights under such patent or patent application in such country.

6.4 HARVARD agrees not to allow any PATENT RIGHT to become abandoned or to lapse without the written permission of LICENSEE.


                                   ARTICLE VII

                                  INFRINGEMENT

7.1 With respect to any PATENT RIGHTS under which LICENSEE is exclusively licensed pursuant to this Agreement, LICENSEE or its SUBLICENSEE shall have the right to prosecute in its own name and at its own expense any infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents of which HARVARD is or becomes aware. Before LICENSEE or its SUBLICENSEES


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

                                                         CONFIDENTIAL TREATMENT



         commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of HARVARD and to potential effects on the public interest in making its decision whether or not to sue and in the case of a SUBLICENSE, shall report such views to the SUBLICENSEE.

7.2 (a) If LICENSEE or its SUBLICENSEE elects to commence an action described above and HARVARD is a legally indispensable party to such action, HARVARD shall join the action as a co-plaintiff. Upon doing so, LICENSEE shall reimburse HARVARD for reasonable legal expenses and other out-of-pocket costs incurred by HARVARD for its participation in such action as a nominal plaintiff.

         (b) To the extent permitted by law, HARVARD shall have the right to intervene in any such action, and if HARVARD elects to do so, HARVARD shall jointly control such action with LICENSEE.

7.3 If LICENSEE or its SUBLICENSEE elects to commence an action as described above, LICENSEE may reduce, by [*], the royalty due to HARVARD EARNED UNDER THE patent subject to suit by the amount of the expenses and costs of such action, including reasonable attorney fees. In the event that such expenses and costs exceed the amount of royalties withheld by LICENSEE for any calendar YEAR, LICENSEE MAY TO THAT extent reduce the royalties due to HARVARD from LICENSEE in succeeding calendar years, but never by [*].

7.4 Recoveries or reimbursements from such action shall first be APPLIED TO REIMBURSE LICENSEE and HARVARD for litigation costs not paid from royalties (if any) and then to reimburse HARVARD for royalties withheld. Any REMAINING RECOVERIES or reimbursements shall be distributed as follows:

         (i) If the amount is lost profits, LICENSEE shall RECEIVE AN AMOUNT EQUAL TO THE damages the court determines LICENSEE has suffered as a result OF THE INFRINGEMENT less the amount of any royalties that would have been due HARVARD ON SALES of LICENSED PRODUCTS lost by LICENSEE as a result of THE INFRINGEMENT HAD LICENSEE made such sales and HARVARD shall receive an amount equal to the royalties they would have received if such sales had been made by LICENSEE; OR

         (ii) As to awards other than lost profits, 80% to LICENSEE and 20% to HARVARD.

7.5 In the event that LICENSEE and its SUBLICENSEE, if any, elect not to exercise their right to prosecute an infringement of the PATENT RIGHTS pursuant to the above paragraphs, or does not do so within sixty (60) days after written NOTICE FROM HARVARD, HARVARD may do so at its own expense, controlling such action and retaining all recoveries therefrom, and LICENSEE shall cooperate with HARVARD with respect thereto.




/*/ Confidential material omitted and filed separately with the Securities and Exchange Commission.



                                       10

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                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

8.1 This Agreement, unless extended or terminated as provided herein, shall remain in effect for the life of the last to expire of PATENT RIGHTS licensed hereunder, at which time LICENSEE shall have a fully paid up license.

8.2 In the event that one party to this Agreement shall be in default in the performance of any obligations under this Agreement, and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, the party giving such notice may terminate this Agreement by written notice.

8.3 In the event that LICENSEE shall cease to carry on its business, HARVARD SHALL HAVE the right to terminate this entire Agreement by giving LICENSEE written notice of such termination.

8.4 In the event that the licenses granted to LICENSEE under this Agreement are terminated, any granted sub-licenses shall remain in full force and effect as a direct license from HARVARD to the SUBLICENSEE, provided that the SUBLICENSEE is not then in breach of its sub-license agreement and the SUBLICENSEE agrees to be BOUND (as a licensee) to HARVARD (as a licensor) under the terms and conditions of THE SUB-LICENSE agreement.

8.5 LICENSEE shall have the right to terminate this Agreement or its LICENSE UNDER ANY PATENT RIGHT in any country by giving thirty (30) days advance written notice to HARVARD to that effect. Upon termination, a formal report shall be submitted and any royalty payments and unreimbursed patent expenses due to HARVARD become immediately payable.

8.6 Sections 8.4, 8.6, 9.2, 9.3 and 9.4 of this Agreement shall survive termination.

8.7 In the event that LICENSEE disputes the termination of this Agreement or any license granted hereunder and initiates legal proceedings in this respect, then this Agreement or any such license shall not be terminated until there is a final decision from WHICH no appeal has been or can be taken.


                                   ARTICLE IX

                                     GENERAL

 9.1 HARVARD represents and warrants that the entire right, title, and interest in the patent applications or patents comprising the PATENT RIGHTS have been or will be assigned


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

         to it and that HARVARD has the authority to issue the licenses under said PATENT RIGHTS set forth herein and that there are and will be no rights and/or licenses inconsistent with the rights and licenses granted to LICENSEE under this Agreement. HARVARD does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

9.2 EXCEPT AS PROVIDED IN SECTION 9.1, HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE TECHNOLOGY, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT.

9.3 (a) LICENSEE shall indemnify, defend and hold harmless HARVARD and its directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expenses (including REASONABLE attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, ACTIONS IN THE form of tort, warranty, or strict liability) concerning any product, process or service used or sold pursuant to any right or license granted UNDER THIS AGREEMENT.

         (b) LICENSEE'S indemnification under (a) above shall not apply to any liability, damage, loss or expense t the extent to apply to any liability, damage, loss OR EXPENSE to the extent that it is attributable to the negligent activities or willful misconduct of the Indemnitees.

         (c) HARVARD shall notify LICENSEE promptly of any claim OR THREATENED CLAIM under this Paragraph 9.3 and shall fully cooperate with all REASONABLE REQUESTS OF LICENSEE with respect thereto.

         (d) LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any party indemnified hereunder with respect to the indemnity contained HEREIN, WHETHER OR NOT such actions are rightfully brought and LICENSEE shall have the right to control the defense, settlement or compromise of any such claim or action.

         (e) At such time as any LICENSED PRODUCT is being commercially DISTRIBUTED or sold (other than for research purposes or for the purpose of obtaining regulatory approvals) by LICENSEE, or by an AFFILIATE, SUBLICENSEE or agent of LICENSEE (hereunder "Other Seller"), LICENSEE shall itself or in the ALTERNATIVE SHALL ensure that Other Seller either (i) at its sole cost and expense, procure(s) and maintain(s)


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

         comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds or (ii) pay(s) for the procurement and maintenance by HARVARD of insurance in the amounts and in the form set forth in this paragraph. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE'S indemnification under Paragraph 9.3(a) of this Agreement. LICENSEE shall ensure that if LICENSEE or the Other Seller elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to HARVARD and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Paragraph 9.3(c) shall not be construed to create a limit of LICENSEE'S liability with respect to its indemnification under Paragraph 9.3(a) of this Agreement. At such time, or at any time, LICENSEE can request that HARVARD ascertain whether Risk Management Foundation has in effect Uniform Indemnification and Insurance Provisions more favorable than those of this Agreement, in which event LICENSEE and HARVARD shall amend this AGREEMENT TO include such more favorable provisions.

         (f) LICENSEE shall provide HARVARD with written evidence of such INSURANCE upon request of HARVARD. LICENSEE shall provide HARVARD with written notice of at least thirty (30) days prior to the cancellation, non-renewal or MATERIAL CHANGE IN such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such thirty (30) days period, HARVARD SHALL HAVE THE RIGHT to terminate this Agreement effective at the end of such thirty (30) day period by written notice to LICENSEE.

         (g) LICENSEE shall itself maintain, or shall ENSURE THAT OTHER SELLER MAINTAINS OR that payments are made for the maintenance by HARVARD of, as the case may be, such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any LICENSED PRODUCT is being COMMERCIALLY distributed or sold (other than for research purposes or the purpose of obtaining regulatory approvals) by Other Seller and (ii) a reasonable period after period referred to in (g) (i) above which shall in no event be less than ten (10) years. The obligations of (g) (ii) above can be satisfied by the purchase of insurance by LICENSEE or a third party which covers claims resulting from occurrences during such period of
         (g)(ii) above for LICENSED PRODUCT commercially distributed or sold by LICENSEE or Other Seller during the period referred to in (g) (i) above.

9.4 LICENSEE shall not use HARVARD's name or any adaptation of it in any ADVERTISING, promotional or sales literature without the prior written assent of HARVARD.

9.5 Without the prior written approval of HARVARD, the entire license GRANTED PURSUANT to this Agreement shall not be transferred by LICENSEE to any party other than to a successor to the business interest of LICENSEE relating to the PATENT RIGHTS with


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

         such transfer including but not being limited to mergers, consolidations, and transfer or sale of assets. This Agreement shall be binding upon the successors, legal representatives and assignees of HARVARD and LICENSEE.

9.6 The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

9.7 LICENSEE agrees to comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold HARVARD harmless in the event of any legal action of any nature occasioned by such violation.

9.8 Written notices required to be given under this Agreement shall be addressed as follows:

         If to HARVARD:        Office of Technology and
                               Trademark Licensing
                               Harvard University
                               124 Mt. Auburn Street
                               Suite 410 South
                               Cambridge, MA 02138

         CC:                   Office of Technology Licensing
                               and Industry Sponsored Research
                               Harvard Medical School
                               333 Longwood Ave.
                               Boston, MA 02115

         If to LICENSEE:       Virus Research Institute
                               61 Moulton Street
                               Cambridge, MA 02139
                               Attn: President

 or such other address as either party may request in writing.


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

9.9 Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

9.10 Any matter under Section 2.3 of this Agreement which is to be resolved by arbitration shall be submitted to a mutually-selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the then applicable Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered pursuant to this section and arbitration shall be held in Boston, MA, or such other place as may be mutually agreed upon in writing by the PARTIES.

9.11 This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement TO BE EXECUTED BY their duly authorized representatives.

 The effective date of this Agreement is March 28, 1997.

 PRESIDENT AND FELLOWS OF HARVARD COLLEGE

 By:  /s/ JOYCE BRINTON
      ----------------------
 Name and Title: Joyce Brinton, Director



 Virus Research Institute:

 By:   /s/  WILLIAM A. PACKER
       ----------------------------
 Name and Title: William A. Packer, President


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

                                                         CONFIDENTIAL TREATMENT


 Appendix A

 The following comprise PATENT RIGHTS:

[*]









/*/ Confidential material omitted and filed separately with the Securities and Exchange Commission.




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